 Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Celsion Corporation

Lawrenceville, New Jersey

We consent to the incorporation by reference of our report dated March 30, 2016, with respect to the financial statements of Celsion Corporation, included in the Annual Report on Form 10-K/A (Amendment No.1) for the year ended December 31, 2015.

/s/Stegman and Company

Stegman and Company

Baltimore, Maryland

April 29, 2016